Exhibit 10.4

Execution Version

FIRST AMENDMENT
TO
SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
DATED AS OF JUNE 9, 2014
AMONG
DIAMONDBACK ENERGY, INC.,
AS PARENT GUARANTOR

DIAMONDBACK O&G LLC,
AS BORROWER,
THE GUARANTORS,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
AND
THE LENDERS PARTY HERETO

SOLE BOOK RUNNER AND SOLE LEAD ARRANGER
WELLS FARGO SECURITIES, LLC

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) dated as of June 9, 2014, is among: DIAMONDBACK ENERGY, INC., a Delaware corporation, as the Parent Guarantor (the “Parent Guarantor”); DIAMONDBACK O&G LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned guarantors (together with the Parent Guarantor, the “Guarantors”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Parent Guarantor, the Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, modified or supplemented, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower has requested and all of the Lenders have agreed to amend certain provisions of the Credit Agreement as set forth herein.
C.    Now, therefore, to induce the Administrative Agent and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.

2.1    Amendments to Section 1.02. Section 1.02 is hereby amended by replacing or adding the following definitions, as applicable, with the following:
“‘Agreement’ means this Second Amended and Restated Credit Agreement, as amended by the First Amendment dated as of June 9, 2014, as the same may be further amended, modified or supplemented from time to time.

‘Borrowing Base’ means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 9.05(n)(iii), or Section 9.12(d).

‘Casualty Event’ means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Parent Guarantor, the Borrower or any of their Restricted Subsidiaries having a fair market value in excess of $500,000.

‘Consolidated Net Income’ means with respect to the Parent Guarantor and the Consolidated Restricted Subsidiaries, for any period of determination, the aggregate of the net income (or loss) of the Parent Guarantor and the Consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of an Unrestricted Subsidiary or any Person in which the Parent Guarantor or any Consolidated Restricted Subsidiaries have an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent Guarantor and the Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such Unrestricted Subsidiary or other Person to the Parent Guarantor or to a Consolidated Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period and (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; and provided further that if the Parent Guarantor or any Consolidated Restricted Subsidiary shall acquire or dispose of any Property during such period or a Subsidiary shall be redesignated as either an Unrestricted Subsidiary or a Restricted Subsidiary, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition, disposition or redesignation, as if such acquisition, disposition or redesignation had occurred on the first day of such period.

‘Consolidated Restricted Subsidiary’ means each Consolidated Subsidiary that is a Restricted Subsidiary.

‘Consolidated Unrestricted Subsidiary’ means each Consolidated Subsidiary that is an Unrestricted Subsidiary.

‘Environmental Laws’ means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Parent Guarantor, the Borrower or any Restricted Subsidiaries are conducting, or at any time have conducted business, or where any Property of the Parent Guarantor, the Borrower or any Restricted Subsidiaries is located, including the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.

‘Excepted Liens’ means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-in and farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent Guarantor, the Borrower or their Restricted Subsidiaries or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Parent Guarantor, the Borrower or their Restricted Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Parent Guarantor, the Borrower or their Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Parent Guarantor, the Borrower or their Restricted Subsidiaries or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

‘Guarantor’ means the Parent Guarantor and each Restricted Subsidiary that guarantees the Indebtedness pursuant to Section 8.14(b).

‘Indebtedness’ means any and all amounts owing or to be owing by the Parent Guarantor, the Borrower or any other Guarantor (whether direct or indirect

(including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Secured Swap Party under any Secured Swap Obligations (provided that notwithstanding anything to the contrary herein or in any other Loan Document, “Indebtedness” shall not include with respect to any Person any Excluded Swap Obligations of such Person); (c) to any Cash Management Provider in respect of any Cash Management Agreement and (d) all renewals, extensions and/or rearrangements of any of the above.

‘Lien’ means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Parent Guarantor, the Borrower or any Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

‘Material Adverse Effect’ means a material adverse change in, or material adverse effect on (a) the business, operations, Property or condition (financial or otherwise) of the Parent Guarantor, the Borrower and their Restricted Subsidiaries taken as a whole, (b) the ability of the Parent Guarantor, the Borrower, any Restricted Subsidiaries or any other Guarantor to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document.

‘Material Indebtedness’ means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Parent Guarantor, the Borrower or their Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Guarantor, the Borrower or their Restricted Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.

‘Non-Recourse Debt’ means any Debt of any Unrestricted Subsidiary, in each case in respect of which: the holder or holders thereof (a) shall have recourse only to, and shall have the right to require the obligations of such Unrestricted Subsidiary to be performed, satisfied, and paid only out of, (i) the Property of such Unrestricted Subsidiary and/or one or more other Unrestricted Subsidiaries and/or any other Person (other than the Parent Guarantor, the Borrower and/or any Restricted Subsidiary) and (ii) the Equity Interests of an Unrestricted Subsidiary and (b) shall have no direct or indirect recourse (including by way of guaranty, support or indemnity) to the Parent Guarantor, the Borrower or any Restricted Subsidiary or to any of the Property of the Parent Guarantor, the Borrower or any Restricted Subsidiary, in each case other than Equity Interests held by them in Unrestricted Subsidiaries, whether for principal, interest, fees, expenses or otherwise.

‘Permitted Refinancing Debt’ means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to repay, repurchase, redeem, defease, refund, replace, acquire or otherwise retire or refinance, all or part of any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any accrued and unpaid interest on such Refinanced Debt and any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt; (c) such new Debt’s stated interest rate, fees, and premiums are on “market” terms; (d) such new Debt does not contain covenants that, taken as a whole, are materially more onerous to the Parent Guarantor, the Borrower and the Restricted Subsidiaries than those imposed by the Refinanced Debt and (e) if the Refinanced Debt (or any guarantee thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement), then such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt or is otherwise subordinated on terms substantially reasonably satisfactory to the Administrative Agent.

‘Reserve Report’ means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Parent Guarantor the Borrower and the Restricted Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.

‘Restricted Payment’ means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent Guarantor, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent Guarantor, the Borrower or any Restricted Subsidiary.

‘Restricted Subsidiary’ means any Subsidiary of the Parent Guarantor or the Borrower that is not an Unrestricted Subsidiary.

‘Secured Swap Agreement’ means any Swap Agreement between the Parent Guarantor, the Borrower or any Restricted Subsidiary and any Person that is entered into prior to the time, or during the time, that such Person was a Lender or an Affiliate of a Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person ceases to be a Lender or an Affiliate of a Lender for any reason (any such Person, a “Secured Swap Party”). For the avoidance of doubt, for purposes of this definition and the definitions of “Secured Swap Party” and “Secured Swap Obligations,” the term “Lender” includes each Person that was a “Lender” under the Existing Credit Agreement at the relevant time.

‘Total Debt’ means, at any date, all Debt of the Parent Guarantor and the Consolidated Restricted Subsidiaries, excluding non-cash obligations under ASC 815.

‘Unrestricted Subsidiary’ means any Subsidiary of the Parent Guarantor or the Borrower designated as such on Schedule 7.14 from time to time or which the Parent Guarantor or the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.19, until such time as the Parent Guarantor or the Borrower redesignates such Unrestricted Subsidiary as a Restricted Subsidiary in accordance with this Agreement.
‘Viper MLP’ has the meaning assigned to such term in Section 9.05(n).”

2.2    Amendment to Section 2.07(a). Section 2.07(a) is hereby amended by deleting the last sentence of such Section in its entirety and replacing it with the following:

“Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 9.05(n)(iii), or Section 9.12(d).”

2.3    Amendment to Section 2.07(d). Section 2.07(d) is hereby amended by deleting the paragraph at the end of such Section and replacing it with the following:
“Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 9.05(n)(iii), or Section 9.12, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.”

2.4    Amendment to Section 2.07(e). Section 2.07(e) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(e)    Potential Adjustment of Borrowing Base Upon Termination of Swap Agreements. If the Borrower or any Restricted Subsidiary shall terminate or create any off-setting positions which have the economic effect of terminating any Swap Agreements (regardless of how evidenced) upon which the Lenders relied in determining the Borrowing Base, and which would affect the Borrowing Base (after giving effect to any replacement Swap Agreements), then, to the extent required by the Majority Lenders within 10 Business Days of such termination, the Borrowing Base shall be adjusted in an amount determined by the Majority Lenders equal to the economic value of such Swap Agreements.”

2.5    Amendment to Section 2.08(a). Section 2.08(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its, or the Parent Guarantor’s, Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything to the contrary contained in this Agreement, Section 2.08 shall be subject to the terms and conditions of Section 2.09 and Section 2.10.”

2.6    Amendment to Section 2.08(j). Section 2.08(j) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(j)    Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Guarantor, the Borrower or any Restricted Subsidiary described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Parent Guarantor, the Borrower or any Restricted Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the obligations of the Parent Guarantor, the Borrower and the other Guarantors under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments, if any, shall be made at the option and sole discretion of the Administrative Agent, but subject to the consent (not to be unreasonably withheld) of the Borrower and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Parent Guarantor, the Borrower and any Restricted Subsidiary under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.”

2.7    Amendment to Sections 3.04(c)(iii) and (iv). Sections 3.04(c)(iii) and (iv) are hereby amended by deleting such Sections in theri entirety and replacing them with the following:

“(iii)    Upon any adjustments to the Borrowing Base pursuant to Section 2.07(e), Section 2.07(f), Section 9.05(n)(iii), or Section 9.12(d), if the total Revolving Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the date of such termination, creation of offsetting positions or designation or on the date on which it receives cash proceeds as a result of such issuance or disposition; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.

(iv)    Notwithstanding anything to the contrary herein, if the Borrower or any of its Restricted Subsidiaries sells any Property when a Borrowing Base Deficiency or Event of Default exists, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to the net cash proceeds received from such sale, and (B) if any excess remains after prepaying all of the Borrowings and there exists any LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to the lesser of such excess and the amount of such LC Exposure to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the date it or any Restricted Subsidiary receives cash proceeds as a result of such sale; provided that all payments required to be made pursuant to this Section 3.04(c)(iv) must be made on or prior to the Termination Date.”

2.8    Amendment to Section 4.01(c). Section 4.01(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Guarantor, the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Parent Guarantor and the Borrower consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent Guarantor or the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Parent Guarantor or the Borrower in the amount of such participation.”

2.9    Amendment to Section 4.03. Section 4.03 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 4.03    Disposition of Proceeds. The Security Instruments contain an assignment by the Parent Guarantor, the Borrower and/or the other Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s and/or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Parent Guarantor, the Borrower and the Restricted Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Parent Guarantor, the Borrower and such Restricted Subsidiaries.”

2.10    Amendment to Section 7.01. Section 7.01 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.01    Organization; Powers. Each of the Parent Guarantor, the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.”

2.11    Amendment to Section 7.03. Section 7.03 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.03    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Parent Guarantor, the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than the recording and filing of the Security Instruments and financing statements as required by this Agreement, (b) will not violate any applicable law or regulation or charter, bylaws, limited liability company agreements or other organizational documents of the Parent Guarantor, the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent Guarantor, the Borrower or any Restricted Subsidiaries or their Properties, or give rise to a right thereunder to require any payment to be made by the Parent Guarantor, the Borrower or any Restricted Subsidiaries and will not result in the creation or imposition of any Lien on any Property of the Parent Guarantor, the Borrower or any Restricted Subsidiaries (other than the Liens created by the Loan Documents).”

2.12    Amendment to Section 7.05. Section 7.05 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.05    Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Parent Guarantor, the Borrower or any Restricted Subsidiary (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.”

2.13    Amendment to Section 7.06. Section 7.06 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.06    Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Parent Guarantor or the Borrower:

(a)    The Parent Guarantor, the Borrower and the Restricted Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

(b)    The Parent Guarantor, the Borrower and the Restricted Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and neither the Parent Guarantor, the Borrower nor any Restricted Subsidiary has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;

(c)    There are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to either the Parent Guarantor’s or the Borrower’s knowledge, threatened against the Parent Guarantor, the Borrower or any Restricted Subsidiary or any of their respective Properties or as a result of any operations at the Properties;

(d)    None of the Properties of the Parent Guarantor, the Borrower or any Restricted Subsidiary contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

(e)    There has been no Release or, to the Parent Guarantor’s or the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from any of the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(f)    Neither the Parent Guarantor, the Borrower nor any of the Restricted Subsidiaries have received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Properties and, to the Parent Guarantor’s and the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice;

(g)    There has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation; and

(h)    The Parent Guarantor and the Borrower has made available to Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ possession or control and relating to their respective Properties or operations thereon.”

2.14    Amendment to Section 7.07. Section 7.07 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.07    Compliance With Laws and Agreements; No Defaults.

(a)    The Parent Guarantor, the Borrower and each of the Restricted Subsidiaries are in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)    Neither the Parent Guarantor, the Borrower nor any Restricted Subsidiaries are in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Parent Guarantor, the Borrower or any Restricted Subsidiaries to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Parent Guarantor, the Borrower or any Restricted Subsidiaries or any of their Properties are bound.

(c)    No Default has occurred and is continuing.”

2.15    Amendment to Section 7.08. Section 7.08 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.08    Investment Company. Neither the Parent Guarantor, the Borrower nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.”

2.16    Amendment to Section 7.09. Section 7.09 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.09    Taxes. The Parent Guarantor, the Borrower and the Restricted Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Guarantor, the Borrower or Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor, the Borrower and the Restricted Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Parent Guarantor and the Borrower, adequate. No Tax Lien has been filed and, to the knowledge of the Parent Guarantor and the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.”

2.17    Amendment to Section 7.10. Section 7.10 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.10    ERISA.

(a)    The Parent Guarantor, the Borrower, the Restricted Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)    Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

(c)    No act, omission or transaction has occurred which could result in imposition on the Parent Guarantor, the Borrower, any Restricted Subsidiary or any

ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)    Full payment when due has been made of all amounts which the Parent Guarantor, the Borrower, any Restricted Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(e)    Neither the Parent Guarantor, the Borrower, any Restricted Subsidiary nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent Guarantor, the Borrower, any Restricted Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(f)    Neither the Parent Guarantor, the Borrower, any Restricted Subsidiary nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.”

2.18    Amendment to Section 7.11. Section 7.11 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.11    Disclosure; No Material Misstatement. The Parent Guarantor and the Borrower have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it, or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Parent Guarantor, the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Guarantor, and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Parent Guarantor, the Borrower or any Restricted

Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Restricted Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Parent Guarantor, the Borrower and the Restricted Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Parent Guarantor, the Borrower and the Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.”

2.19    Amendment to Section 7.12. Section 7.12 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.12    Insurance. The Parent Guarantor and the Borrower have, and have caused all of the Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Restricted Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.”

2.20    Amendment to Section 7.13. Section 7.13 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.13    Restriction on Liens. Neither the Parent Guarantor, the Borrower nor any Restricted Subsidiary is a party to any material agreement or arrangement (other than as permitted by Section 9.16), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.”

2.21    Amendment to Section 7.14. Section 7.14 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.14    Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Parent Guarantor and the Borrower have no Subsidiaries. Schedule 7.14 (as updated with any written disclosures provided in writing to the Administrative Agent) identifies each Subsidiary as either Restricted or Unrestricted, and each Restricted Subsidiary on such schedule is a Wholly-Owned Subsidiary.”

2.22    Amendment to Section 7.16. Section 7.16 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.16    Properties, Titles, Etc.

(a)    The Parent Guarantor, the Borrower and the Restricted Subsidiaries have good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Parent Guarantor, the Borrower or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Parent Guarantor, the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Parent Guarantor’s, the Borrower’s or such Restricted Subsidiary’s net revenue interest in such Property.

(b)    All material leases and agreements necessary for the conduct of the business of the Parent Guarantor, the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)    The rights and Properties presently owned, leased or licensed by the Parent Guarantor, the Borrower and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Parent Guarantor, the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d)    All of the Properties of the Parent Guarantor, the Borrower and the Restricted Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)    The Parent Guarantor, the Borrower and the Restricted Subsidiaries own, or are licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Parent Guarantor, the Borrower and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Parent Guarantor, the Borrower and the Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

2.23    Amendment to Section 7.17. Section 7.17 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.17    Maintenance of Property. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Parent Guarantor, the Borrower and the Restricted Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Parent Guarantor, the Borrower and the Restricted Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Parent Guarantor, the Borrower or the Restricted Subsidiaries is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Parent Guarantor, the Borrower or the Restricted Subsidiaries are deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Parent Guarantor, the Borrower or such Restricted Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Parent Guarantor, the Borrower or any Restricted Subsidiary that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Parent Guarantor, the Borrower or any Restricted Subsidiary, in a manner consistent with the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

2.24    Amendment to Section 7.18. Section 7.18 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.18    Gas Imbalances, Prepayments. Except as set forth on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Parent Guarantor, the Borrower or any Restricted Subsidiary to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 500,000 Mcf of gas (on an mcf equivalent basis) in the aggregate.”

2.25    Amendment to Section 7.19. Section 7.19 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.19    Marketing of Production. Except for contracts either listed on Schedule 7.19, disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Parent Guarantor and the Borrower represent that they or the Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.”

2.26    Amendment to Section 7.20. Section 7.20 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.20    Swap Agreements. After the date hereof, each report required to be delivered by the Parent Guarantor and the Borrower pursuant to Section 8.01(d) sets forth a true and complete list of all Swap Agreements of the Parent Guarantor, the Borrower and each Restricted Subsidiary not listed on Schedule 7.20, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.”

2.27    Amendment to Section 7.21. Section 7.21 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.21    Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) to provide working capital for lease acquisitions, exploration, production operations and development (including the drilling and completion of producing wells) and (b) for general corporate purposes of the Borrower and the Guarantors. The Borrower and the Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.”

2.28    Amendment to Section 7.22. Section 7.22 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.22    Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Parent Guarantor, the Borrower and the Restricted Subsidiaries, taken as a whole, will exceed the aggregate Debt of the Parent Guarantor, the Borrower and the Restricted Subsidiaries, taken as a whole, as the Debt becomes absolute and matures, (b) the Parent Guarantor and the Borrower will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) the Parent Guarantor and the Borrower will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.”

2.29    Amendment to Section 7.23. Section 7.23 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.23    Foreign Corrupt Practices Act. Neither the Borrower nor any of the Restricted Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of the Restricted Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.”

2.30    Amendment to Section 7.24. Section 7.24 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.24    OFAC. Neither the Borrower nor any of the Restricted Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of the Restricted Subsidiaries is currently subject to any material U.S. sanctions administered by OFAC, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.”

2.31    Amendment to Section 8.01(d). Section 8.01(d) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(d)    Certificate of Financial Officer – Swap Agreements. Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Parent Guarantor, the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.”

2.32    Amendment to Section 8.01(f). Section 8.01(f) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(f)    Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Parent Guarantor, the Borrower or any Restricted Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent Guarantor, the Borrower or any such Restricted Subsidiary, and a copy of any response by the Parent Guarantor, the Borrower or any such Restricted Subsidiary to such letter or report.”

2.33    Amendment to Section 8.01(g). Section 8.01(g) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(g)    SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Guarantor with the SEC, or with any national securities exchange, or distributed by the Parent Guarantor to its shareholders generally, as the case may be (it being understood that the delivery by the Parent Guarantor of such reports, proxy statements and other materials filed by the Parent Guarantor, the Borrower or a Restricted Subsidiary, and notice to the Administrative Agent of such delivery, shall satisfy the requirements of this Section 8.01(g) to the extent such reports, proxy statements and other materials include the information specified herein).”

2.34    Amendment to Section 8.01(i). Section 8.01(i) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(i)    List of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of all Persons purchasing Hydrocarbons from the Parent Guarantor, the Borrower and the Restricted Subsidiaries.”

2.35    Amendment to Section 8.01(j). Section 8.01(j) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(j)    Notice of Sales of Oil and Gas Properties. In the event the Parent Guarantor, the Borrower or any Restricted Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil and Gas Properties or any Equity Interests in any Restricted Subsidiary in accordance with Section 9.12(d), prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or any Lender.”

2.36    Amendment to Section 8.01(n). Section 8.01(n) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(n)    Notice of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate of formation, limited liability company agreement or any other organic document of the Parent Guarantor, the Borrower or any Restricted Subsidiary.”

2.37    Amendment to Section 8.01(o). Section 8.01(o) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(o)    Certificate of Financial Officer – Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.”

2.38    Amendment to Section 8.01. Section 8.01 is hereby amended by adding the following Section 8.01(p):

“(p)    Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Guarantor, the Borrower or any Restricted Subsidiary (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.”

2.39    Amendment to Section 8.03. Section 8.03 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.03    Existence; Conduct of Business. The Parent Guarantor and the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.”

2.40    Amendment to Section 8.04. Section 8.04 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.04    Payment of Obligations. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, pay its obligations, including Tax liabilities of the Parent Guarantor, the Borrower and all of the Restricted Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent Guarantor, the Borrower or such Restricted Subsidiaries has set aside on their books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Parent Guarantor, the Borrower or any Restricted Subsidiary.”

2.41    Amendment to Section 8.05. Section 8.05 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.05    Performance of Obligations Under Loan Documents. The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.”

2.42    Amendment to Section 8.06. Section 8.06 is hereby amended by deleting the initial sentence thereof and replacing it with the following:

“The Parent Guarantor and the Borrower, at their own expense, will, and will cause each of the Restricted Subsidiaries to:”

2.43    Amendment to Section 8.07. Section 8.07 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.07    Insurance. The Parent Guarantors and the Borrower will, and will cause each of the Restricted Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.”

2.44    Amendment to Section 8.08. Section 8.08 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.08    Books and Records. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.”

2.45    Amendment to Section 8.09. Section 8.09 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.09    Compliance With Laws. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.”

2.46    Amendment to Section 8.10. Section 8.10 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.10    Environmental Matters.

(a)    The Parent Guarantor and the Borrower shall each, at its sole expense: (i) comply, and shall cause its Properties and operations and each Restricted Subsidiary and each Restricted Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Restricted Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Parent Guarantor’s, the Borrower’s or any of the Restricted Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Restricted Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Parent Guarantor’s, the Borrower’s or the Restricted Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause the Restricted Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation; and (vi) establish and implement, and shall cause each Restricted Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Parent Guarantor’s, the Borrower’s and the Restricted Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)    The Parent Guarantor or the Borrower will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Parent Guarantor, the Borrower or the Restricted Subsidiaries or their Properties of which the Parent Guarantor or the Borrower has knowledge in connection with any Environmental Laws if the Parent Guarantor or the Borrower reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $500,000 not fully covered by insurance, subject to normal deductibles.

(c)    The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards (i) upon request by the Administrative Agent and the Lenders no more than once per year (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), (ii) at any time during an Event of Default and (iii) in connection with any future acquisitions of Oil and Gas Properties or other Properties.”

2.47    Amendment to Section 8.11(a). Section 8.11(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)    The Parent Guarantor or the Borrower at its sole expense will, and will cause the Restricted Subsidiaries to promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.”

2.48    Amendment to Section 8.12(a). Section 8.12(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)    On or before March 1st and September 1st of each year, commencing September 1, 2014, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries as of the immediately preceding January 1st and July 1st. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.”

2.49    Amendment to Section 8.12(c). Section 8.12(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)    With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower or the Restricted Subsidiaries own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the Oil and Gas Properties that the value of such Mortgaged Properties represent in compliance with Section 8.14(a).”

2.50    Amendment to Section 8.14. Section 8.14 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.14    Additional Collateral; Additional Guarantors.

(a)    In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 80% of such total value, then the Parent Guarantor and the Borrower shall, and shall cause the Restricted Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 80% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b)    The Parent Guarantor and the Borrower shall (i) cause each Restricted Subsidiary that is not a party to the Guaranty Agreement to, promptly, but in any event no later than 15 days after the formation or acquisition (or other similar event) of such Restricted Subsidiary, execute and deliver a supplement to the Guaranty Agreement whereby such Restricted Subsidiary will guarantee the Indebtedness, (ii) pledge, or cause the applicable Restricted Subsidiary or Restricted Subsidiaries to pledge, all of the Equity Interests of such new Restricted Subsidiary (including, without limitation, delivery of any stock certificates evidencing the Equity Interests of such Restricted Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof, if applicable) and (iii) execute and deliver, and cause each Restricted Subsidiary to execute and deliver, such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.”

2.51    Amendment to Section 8.15. Section 8.15 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.15    ERISA Compliance. The Parent Guarantor and the Borrower will promptly furnish and will cause the Restricted Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Restricted Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Parent Guarantor, the Borrower, the Restricted Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.”

2.52    Amendment to Section 8.16. Section 8.16 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.16    Marketing Activities. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Parent Guarantor, the Borrower or the Restricted Subsidiaries that the Parent Guarantor, the Borrower or the Restricted Subsidiaries have the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.”

2.53    Amendment to Section 8.17. Section 8.17 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.17    Swap Agreements. To the extent the Borrower or a Restricted Subsidiary changes the material terms of any Swap Agreement, terminates any such Swap Agreement or enters into a new Swap Agreement which has the effect of creating an off-setting position, the Borrower will give the Lenders prompt written notice of such event and concurrently with such notice the Majority Lenders shall have the right to adjust the Borrowing Base in accordance with Section 2.07(e).”

2.54    Amendment to Article VIII. Article VIII is hereby amended by adding the following Section 8.18:

“Section 8.18    Unrestricted Subsidiaries. The Borrower and the Parent Guarantor will:

(a)    cause the management, business and affairs of its Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Parent Guarantor, the Borrower and the Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation or limited liability company will be treated as an entity separate and distinct from the Parent Guarantor, the Borrower and the Restricted Subsidiaries.

(b)    not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries, other than non-recourse pledges of Equity Interests in Unrestricted Subsidiaries granted to secure Debt of Unrestricted Subsidiaries.

(c)    not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Parent Guarantor, the Borrower or any Restricted Subsidiary.”

2.55    Amendment to Section 9.01(b). Section 9.01(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b)    Current Ratio. The Parent Guarantor will not permit, as of the last day of any fiscal quarter beginning on the fiscal quarter ending September 30, 2013, the ratio for the Parent Guarantor and the Consolidated Restricted Subsidiaries of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under the equivalent of ASC 815 under GAAP) to (ii) consolidated current liabilities (excluding non-cash obligations under the equivalent of ASC 815 under GAAP and current maturities under this Agreement) to be less than 1.0 to 1.0.”

2.56    Amendment to Section 9.02. Section 9.02 is hereby amended by deleting the initial sentence thereof and replacing it with the following:

“The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, incur, create, assume or suffer to exist any Debt, except:”

2.57    Amendment to Section 9.02(b). Section 9.02(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b)    Debt of the Borrower and its Restricted Subsidiaries existing on June 9, 2014 that is reflected in the Financial Statements, and any Permitted Refinancing Debt in respect thereof.”

2.58    Amendment to Section 9.02(f). Section 9.02(f) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(f)    intercompany Debt between the Borrower and a Guarantor or between Guarantors or between the Borrower or a Restricted Subsidiary and the Unrestricted Subsidiaries to the extent permitted by Section 9.05(n); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or a Guarantor, and, provided further, that any such Debt owed by the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement.”

2.59    Amendment to Section 9.03. Section 9.03 is hereby amended by deleting the initial sentence thereof and replacing it with the following:

“The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any of their Properties (now owned or hereafter acquired), except:”

2.60    Amendment to Section 9.03. Section 9.03 is hereby amended by adding the following Section 9.03(h):

“(h)    Liens on Equity Interests in Unrestricted Subsidiaries.”

2.61    Amendment to Section 9.04. Section 9.04 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.04    Dividends, Distributions and Restricted Payments.

(a)    Restricted Payments. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its holders of Equity Interests or make any distribution of its Property to its Equity Interest holders without the prior approval of the Majority Lenders, except that (i) each of the Parent Guarantor, the Borrower and the Restricted Subsidiaries may declare and pay dividends or distributions with respect to its Equity Interests payable solely in additional Equity Interests (other than Disqualified Capital Stock), (ii) any Restricted Subsidiary of the Parent Guarantor may declare and pay dividends ratably with respect to its Equity Interests, (iii) the Parent Guarantor, the Borrower and the Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, employees, directors and consultants of the Parent Guarantor, the Borrower and their Subsidiaries, and (iv) the Parent Guarantor may declare and pay dividends consisting of Equity Interests in Unrestricted Subsidiaries.”

(b)    Redemption of Senior Unsecured Notes; Amendment of Indenture. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, prior to the date that is 91 days after the Maturity Date: (i) make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem whether in whole or in part the Senior Unsecured Notes in cash, in each case other than (A) Redemptions made from the proceeds of Permitted Refinancing Debt, (B) Redemptions made from the proceeds of the sale or issuance of Equity Interests by the Parent Guarantor if (i) no Default or Event of Default has occurred and is continuing or would exist after giving effect to such Redemption, and (ii) after giving effect to such Redemption, the Borrower would have liquidity (which for the purpose of this Section 9.04(b) shall be defined as undrawn availability under the then existing Borrowing Base, unrestricted cash and cash equivalents) equal to or greater than the greater of (x) 50% of availability under the then existing Borrowing Base and (y) $50,000,000 and (C) Redemptions made in respect of a mandatory offer to Redeem Senior Unsecured Notes arising out of a sale of Property of the Parent Guarantor, the Borrower or any Restricted Subsidiary if such sale of Property is made in compliance with Section 9.12(d), or (ii) amend, modify, waive or otherwise change any of the terms of the Senior Unsecured Notes or any indenture, agreement, instrument, certificate or other document relating to the Senior Unsecured Notes incurred under Section 9.02(g) if (A) the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon, (B) such action requires the payment of a consent fee (howsoever described, but excluding consent fees paid for an amendment in connection with a tender offer or exchange offer with exit consent), provided that the foregoing shall not prohibit the execution of supplemental indentures associated with the incurrence of additional Senior Unsecured Notes to the extent permitted by Section 9.02(g), (C) such action adds covenants, events of default or other agreements to the extent more restrictive, taken as a whole, than those contained in this Agreement, as determined by the board of directors of the Parent Guarantor in its reasonable and good faith judgment, or (D) such action adds collateral to secure the Senior Unsecured Notes.”

2.62    Amendment to Section 9.05. Section 9.05 is hereby amended by deleting the initial sentence thereof and replacing it with the following:

“The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, make or permit to remain outstanding any

Investments in or to any Person, except that the foregoing restriction shall not apply to:”

2.63    Amendment to Section 9.05(g). Section 9.05(g) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(g)    Subject to the limits in Section 9.06, Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Parent Guarantor, the Borrower or one of the Restricted Subsidiaries with others in the ordinary course of business; provided that (i) no Default or Event of Default exists at the time of, or would exist after making any such Investment, (ii) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (iii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iv) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $10,000,000.”

2.64    Amendment to Section 9.05(i). Section 9.05(i) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(i)    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Parent Guarantor, the Borrower or any Restricted Subsidiary; provided that the Parent Guarantor or the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(i) exceeds $1,000,000 (measured by consideration paid at the time such Investment is received).”

2.65    Amendment to Section 9.05. Section 9.05 is hereby amended by adding the following Section 9.05(n):

“(n)    Investments made by the Borrower or any Restricted Subsidiary (i) consisting of the designation as Unrestricted Subsidiaries of Viper Energy Partners LLC, Viper Energy Partners GP LLC, and Viper Energy Partners LP (such Unrestricted Subsidiaries, the “Viper MLP”), provided that at the time of designation thereof, such entities shall not own any material assets other than (A) those certain royalty interests and other rights and property acquired pursuant to that certain Purchase and Sale Agreement, dated as of August 28, 2013, by and between Ibex Mineral Resources, LLC and Beehive Partners, LLC, as sellers, and Diamondback E&P LLC, as buyer, (B) certain mineral interests in Midland County, Texas and related rights and property acquired prior to June 1, 2014 and having an aggregate purchase price not in excess of $4,000,000, and (C) cash, accounts receivable and other assets having an aggregate value not in excess of $10,500,000, (ii) consisting of dispositions of Equity Interests in Unrestricted Subsidiaries that are contributed to the capital of, or that are exchanged for or used to purchase Equity Interests in, other Unrestricted Subsidiaries (and any Equity Interests received upon such contribution, exchange or purchase), and (iii) in any Unrestricted Subsidiary (including the designation of a Subsidiary as an Unrestricted Subsidiary), provided that, in the case of this clause (iii), (A) if such Investment consists of Oil and Gas Property or a Subsidiary owning Oil and Gas Properties included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates and such Oil and Gas Properties have a fair market value in excess of five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, then the Borrowing Base shall be reduced, effective immediately upon such Investment, by an amount equal to the value, if any, assigned such Oil and Gas Properties in the most recently delivered Reserve Report, (B) such Investment may consist of or include surface acreage related to Oil and Gas Properties owned or to be owned by the Viper MLP in an aggregate value under this clause (n)(iii)(B) not to exceed $45,000,000, (C) if such Investment consists of or includes Properties not described in clauses (n)(iii)(A) and (n)(iii)(B), the aggregate fair market value of all such Investments not described in clauses (n)(iii)(A) and (n)(iii)(B) shall be limited to the sum of (I) $10,000,000 plus (II) the aggregate amount of cash and the fair market value of Properties received by the Borrower and the Restricted Subsidiaries as dividends or distributions from Unrestricted Subsidiaries (including amounts treated as cash dividends under Section 9.19(c) upon designation of an Unrestricted Subsidiary as a Restricted Subsidiary); provided that amounts received by the Borrower and the Restricted Subsidiaries pursuant to this clause (II) may only be counted in determining the amount of Investments that may be made in the Unrestricted Subsidiary (and its successors, if applicable) that originally made such dividend or distribution to the Borrower and the Restricted Subsidiaries, and (D) the Borrowing Base Utilization Percentage is less than 80% immediately after giving effect to such Investment and all related contemporaneous transactions. Investments under this Section 9.05(n) shall be valued at the time made and without taking into account subsequent changes in the value thereof.”

2.66    Amendment to Section 9.06. Section 9.06 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.06    Nature of Business; No International Operations. The Parent Guarantor and Borrower will not, and will not permit any of the Restricted Subsidiaries to, allow any material change to be made in the character of their business as an independent oil and gas exploration and production company. Except for expenses in the ordinary course of business as to the properties described on Schedule 9.06, from and after the date hereof, the Parent Guarantor, the Borrower and the Restricted Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States of America or in the offshore federal waters of the United States of America and they will not form or acquire any Restricted Subsidiaries that are Foreign Subsidiaries.”

2.67    Amendment to Section 9.07. Section 9.07 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.07    Limitation on Leases. The Parent Guarantor and the Borrower will not, and will not permit the Restricted Subsidiaries to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Parent Guarantor, the Borrower and the Restricted Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $5,000,000 (net of any sub-leases) in any period of twelve consecutive calendar months during the life of such leases.”

2.68    Amendment to Section 9.09. Section 9.09 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.09    ERISA Compliance. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, at any time:

(a)    Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Parent Guarantor, the Borrower, a Restricted Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

(b)    Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Parent Guarantor, the Borrower, a Restricted Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.

(c)    Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability or (ii) any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.”

2.69    Amendment to Section 9.10. Section 9.10 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.10    Sale or Discount of Receivables. Except for receivables obtained by the Parent Guarantor, the Borrower or any Restricted Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.”

2.70    Amendment to Section 9.11. Section 9.11 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.11    Mergers, Etc. Neither the Parent Guarantor, the Borrower, nor any Restricted Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, except that the Parent Guarantor, the Borrower or any Restricted Subsidiary may merge or consolidate with, or sell, lease or otherwise dispose of all or substantially all of its Property to, the Parent Guarantor, the Borrower or any Restricted Subsidiary, but (a) in the case of a merger involving a Guarantor, a Guarantor must be the surviving entity, and (b) notwithstanding clause (a), in the case of a merger involving the Borrower, the Borrower must be the surviving entity.”

2.71    Amendment to Section 9.12. Section 9.12 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.12    Sale of Properties. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, sell, assign, farm-out, convey or otherwise transfer or dispose of any Property except for (a) the sale or other disposition of Hydrocarbons in the ordinary course of business; (b) as long as no Default exists, farmouts of undeveloped acreage and assignments in connection with such farmouts (provided that if such farmout is of Oil and Gas Property included in the most recent Borrowing Base, such disposition is included in the 5% basket below); (c) the sale or other disposition of equipment that is no longer necessary for the business of the Parent Guarantor, the Borrower or such Restricted Subsidiary or is replaced by equipment of at least comparable value and use; (d) the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Restricted Subsidiary owning Oil and Gas Properties; provided that

(i) 100% of the consideration received in respect of such sale or other disposition shall be cash, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Restricted Subsidiary subject of such sale or other disposition (as reasonably determined by the Parent Guarantor or the Borrower and, if requested by the Administrative Agent, the Parent Guarantor or the Borrower shall deliver a certificate of a Responsible Officer of the Parent Guarantor or the Borrower certifying to that effect), (iii) if such sale or other disposition of Oil and Gas Property or a Restricted Subsidiary owning Oil and Gas Properties (including farmouts of proved reserves under (b)) included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a fair market value in excess of five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such sale or other disposition, by an amount equal to the value, if any, assigned such Property in the most recently delivered Reserve Report and (iv) if any such sale or other disposition is of a Restricted Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Restricted Subsidiary; (e) sales or other dispositions to the Borrower or a Guarantor; (f) sales or other dispositions permitted by Section 9.04(a), Section 9.05(n) or Section 9.14(b); (g) sales or other dispositions of Equity Interests in Unrestricted Subsidiaries; and (h) sales and other dispositions of Properties not regulated by Section 9.12(a) to (g) having a fair market value not to exceed $2,500,000 during any six-month period.”

2.72    Amendment to Section 9.13. Section 9.13 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.13    Environmental Matters. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.”

2.73    Amendment to Section 9.14. Section 9.14 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.14    Transactions With Affiliates.

(a)    The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Restricted Subsidiaries of the Parent Guarantor) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

(b)    Notwithstanding subsection (a), the Parent Guarantor, the Borrower and the Restricted Subsidiaries may enter into any transaction contemplated by: (i) Section 9.03(h), Section 9.04(a), Section 9.05(n), Section 9.12(g) or Section 9.19; or (ii) (A) any agreement entered into in connection with the formation, capitalization or operation of the master limited partnership permitted by Section 9.05(n)(i) with respect to formation and governance of such Unrestricted Subsidiaries, contributions of assets to such Unrestricted Subsidiaries, the assumption of liabilities by such Unrestricted Subsidiaries, state and local tax sharing or the management, administration, and operation of such Unrestricted Subsidiaries or the underwriting, offer and sale of securities, in each case that, in the good faith judgment of the Parent Guarantor’s board of directors, are on terms and conditions reasonably comparable to those in effect with other similarly situated MLPs or otherwise fair to the Parent Guarantor, the Borrower and the Restricted Subsidiaries, from a financial point of view; and (B) any amendment, restatement, replacement or other modification of any of such agreements.”

2.74    Amendment to Section 9.15. Section 9.15 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.15    Subsidiaries. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, create or acquire any additional Subsidiaries, unless the Parent Guarantor or the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b), to the extent required thereby. The Parent Guarantor and the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, sell, assign or otherwise dispose of any Equity Interests in any Restricted Subsidiary except in compliance with Section 9.12(d), (e), (f), (g) or (h). The Parent Guarantor, the Borrower and the Restricted Subsidiaries shall have no Restricted Subsidiaries that are Foreign Subsidiaries.”

2.75    Amendment to Section 9.16. Section 9.16 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.16    Negative Pledge Agreements; Dividend Restrictions. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, the agreements creating Liens permitted by Section 9.03(c), the instruments or agreements evidencing the Senior Unsecured Notes or any Permitted Refinancing Debt in respect thereof, usual and customary restrictions on the pledge or transfer of equity interests in certain joint ventures, usual and customary restrictions in purchase and sale agreements relating to the Property subject thereof, restrictions on the granting of Liens contained in agreements subject to Excepted Liens, restrictions on the granting of Liens on the Equity Interests in Unrestricted Subsidiaries, restrictions in agreements of the types contemplated by Section 9.14(b), and restrictions on the granting of Liens in licenses, easements and leases entered into in the ordinary course of business) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.”

2.76    Amendment to Section 9.17. Section 9.17 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.17    Gas Imbalances, Take-or-Pay or Other Prepayments. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any of the Restricted Subsidiaries that would require the Borrower or any of Restricted Subsidiaries to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed 500,000 Mcf of gas (on an mcf equivalent basis) in the aggregate.”

2.77    Amendment to Section 9.18. Section 9.18 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.18    Swap Agreements.

(a)    The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any Swap Agreements with any Person other than (i) Swap Agreements in respect of commodities (A) with an Approved Counterparty, (B) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, (I) for the period of 24 months after such Swap Agreement is executed, 85% of the reasonably anticipated projected production from their Oil and Gas Properties which are classified as proved as of the date such Swap Agreement is entered into for each month during such 24 month period for each of crude oil and natural gas, calculated separately and determined by reference to the most recently delivered Reserve Report and (II) for the period of 25 to 60 months after such Swap Agreement is executed, 75% of the reasonably anticipated projected production from their Oil and Gas Properties which are classified as proved as of the date such Swap Agreement is entered into for each month during such 25 to 60 month period for each of crude oil and natural gas, calculated separately and determined by reference to the most recently delivered

Reserve Report, and provided that in each instance, no such Swap Agreement shall have a tenor of more than 60 months after such Swap Agreement is entered into, and (ii) Swap Agreements in respect of interest rates with an Approved Counterparty effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate. In no event shall any Swap Agreement (other than Secured Swap Agreements) contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.

(b)    No Swap Agreements shall be entered into for speculative purposes.”

2.78    Amendment to Article IX. Article IX is hereby amended by adding the following Section 9.19:

“Section 9.19    Designation of Restricted and Unrestricted Subsidiaries.

(a)    Unless designated as an Unrestricted Subsidiary on Schedule 7.14 as of June 9, 2014 or thereafter, in compliance with Section 9.19(b) or (d), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b)    The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly or to be formed or newly or to be acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and immediately after giving effect, to such designation, neither a Default nor a Borrowing Base deficiency would exist and (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s and its Restricted Subsidiaries’ direct ownership interests in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05(n). Except as provided in this Section 9.19(b), no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

(c)    The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if immediately after giving effect to such designation, (i) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default exists, (iii) the Borrower complies with the requirements of Section 8.14(b) and Section 8.18 and (iv) the Borrower and/or one or more Restricted Subsidiaries owns all of the Equity Interests in such Subsidiary. Any such designation shall be treated as a cash dividend to the Borrower in an amount equal to the lesser of the fair market value of the Borrower’s and its Restricted Subsidiaries’ direct ownership interests in such Subsidiary or the amount of the Borrower’s and its Restricted Subsidiaries’ aggregate investment previously made for purposes of the limitation on Investments under Section 9.05(n). Upon the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, all Investments previously made in such Unrestricted Subsidiary shall no longer be counted in determining the limitation on Investments under Section 9.05(n).

(d)    Each Subsidiary of an Unrestricted Subsidiary shall automatically be designated as an Unrestricted Subsidiary.

(e)    Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 9.19(b), (i) such Subsidiary shall be automatically released from all obligations, if any, under the Loan Documents, including the Guaranty Agreement and all other applicable Security Instruments and (ii) all Liens granted pursuant to the Guaranty Agreement and all other applicable Security Instruments on the Property of, and the Equity Interests in, such Unrestricted Subsidiary shall be automatically released.”

2.79    Amendment to Sections 10.01(c) through (g). Sections 10.01(c) through (g) are hereby amended by deleting such Sections in their entirety and replacing it with the following:

“(c)    any representation or warranty made or deemed made by or on behalf of the Parent Guarantor, the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made.

(d)    the Parent Guarantor, the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(h), Section 8.01(l), Section 8.02, Section 8.03, Section 8.14, Section 8.15 or in ARTICLE IX.

(e)    the Parent Guarantor, the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower otherwise becoming aware of such default.

(f)    the Parent Guarantor, the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable.

(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Parent Guarantor, the Borrower or any Restricted Subsidiary to make an offer in respect thereof, other than with respect to Senior Unsecured Notes or Permitted Refinancing Debt in respect thereof, if, at the time of the payment or Redemption thereof, a Redemption thereof could have been made pursuant to Section 9.04(b).”

2.80    Amendment to Sections 10.01(k) and (l). Sections 10.01(k) and (l) are hereby amended by deleting such Sections in their entirety and replacing it with the following:

“(k)    (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Parent Guarantor, the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Guarantor, the Borrower or any Restricted Subsidiary to enforce any such judgment.

(l)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Parent Guarantor, the Borrower or any other Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Parent Guarantor, the Borrower, any Restricted Subsidiary or any Affiliate shall so state in writing.”

2.81    Amendment to Section 11.10. Section 11.10 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 11.10        Authority of Administrative Agent to Release Collateral and Guarantors. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to (i) release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents, (ii) release any Guarantor from the Guaranty Agreement pursuant to the terms hereof or thereof and (iii) subordinate any Lien on any collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Section 9.03. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments, releases of guarantees or other documents reasonably requested by the Borrower in connection with (A) any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents or (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 9.19(b).”

2.82    Amendment to Section 12.02(a). Section 12.02(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)    No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, each other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.”

2.83    Amendment to Section 12.03(b). Section 12.03(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b)    THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE PARENT GUARANTOR, THE BORROWER OR ANY OF THE RESTRICTED SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE PARENT GUARANTOR, THE BORROWER OR ANY OTHER GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE PARENT GUARANTOR, THE BORROWER AND THE RESTRICTED SUBSIDIARIES BY THE PARENT GUARANTOR, THE BORROWER AND THE RESTRICTED SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT

OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

2.84    Amendment to Section 12.04(e). Section 12.04(e) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(e)    Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.”

2.85    Amendment to Section 12.08. Section 12.08 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 12.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries against any of and all the obligations of the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.02(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Indebtedness owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Parent Guarantor, the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.”

2.86    Amendment to Exhibit D. Item (c) of Exhibit D is hereby amended by deleting the term “Subsidiary” and replacing it with the term “Restricted Subsidiary”.

2.87    Amendment to Schedule 7.14. Schedule 7.14 is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 7.14 attached hereto.

Section 3.    Conditions Precedent. This First Amendment shall become effective on the date (such date, the “First Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02):
3.1    The Administrative Agent shall have received (a) from all of the Lenders, the Guarantors and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person and (b) the Borrower and Guarantors, as applicable, counterparts (in such number as may be requested by the Administrative Agent) of the amendment to the Guaranty Agreement incorporating Restricted Subsidiary concepts.
3.2    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
3.3    No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this First Amendment.
The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 4.    Miscellaneous.
4.1    Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.
4.2    Ratification and Affirmation; Representations and Warranties. Each of the Guarantors and the Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment:
(i)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date,
(ii)    no Default or Event of Default has occurred and is continuing, and

(iii)    no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
4.3    Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
4.4    NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
4.5    GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
4.6    Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.
4.7    Severability. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8    Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
4.9    Loan Document. This First Amendment is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

DIAMONDBACK O&G LLC, as Borrower

By:	Teresa L. Dick
Name:	Teresa L. Dick
Title:	Chief Financial Officer

DIAMONDBACK ENERGY, INC., as the Parent Guarantor

By:	Teresa L. Dick
Name:	Teresa L. Dick
Title:	Chief Financial Officer

DIAMONDBACK E&P LLC, as a Guarantor

By:	Teresa L. Dick
Name:	Teresa L. Dick

VIPER ENERGY PARTNERS LLC, as a Guarantor

By:	Teresa L. Dick
Name:	Teresa L. Dick
Title:	Chief Financial Officer

SIGNATURE PAGE
FIRST AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ Patrick J. Fults
	Name:	Patrick J. Fults
	Title:	Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO CREDIT AGREEMENT

AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ JB Askew
	Name:	JB Askew
	Title:	Assistant Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Tara McLean
	Name:	Tara McLean
	Title:	Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ David Morris
	Name:	David Morris
	Title:	Authorized Officer

2

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Michael Higgins
	Name:	Michael Higgins
	Title:	Director

3

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Authorized Signatory

By:	/s/ Samuel Miller
	Name:	Samuel Miller
	Title:	Authorized Signatory

4

IBERIABANK,
as a Lender

By:	/s/ W. Bryan Chapman
	Name:	W. Bryan Chapman
	Title:	Executive Vice President

5

SUNTRUST BANK,
as a Lender

By:	/s/ Chulley Bogle
	Name:	Chulley Bogle
	Title:	Vice President

6

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Alan Dawson
	Name:	Alan Dawson
	Title:	Director

7

WEST TEXAS NATIONAL BANK,
as a Lender

By:	/s/ Chris Whigham
	Name:	Chris Whigham
	Title:	Senior Vice President

SIGNATURE PAGE
FIRST AMENDMENT TO CREDIT AGREEMENT

SCHEDULE 7.14
SUBSIDIARIES AND PARTNERSHIPS

Restricted Subsidiaries	Jurisdiction of Organization	Organizational Identification Number	Principal Place of Business and Chief Executive Office
Diamondback O&G LLC	Delaware	4459932	500 West Texas Suite 1225 Midland, Texas 79701
Diamondback E&P LLC	Delaware	5111299	500 West Texas Suite 1225 Midland, Texas 79701
Viper Energy Partners LLC	Delaware	5401217	500 West Texas Suite 1225 Midland, Texas 79701

Unrestricted Subsidiaries	Jurisdiction of Organization	Organizational Identification Number	Principal Place of Business and Chief Executive Office

SCHEDULE 7.14